Exhibit 99.1

SOLENO THERAPEUTICS ANNOUNCES PRELIMINARY FINANCIAL AND OPERATIONAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2025

REDWOOD CITY, Calif., July 10, 2025 (GLOBE NEWSWIRE) -- Soleno Therapeutics, Inc. (Soleno) (Nasdaq:SLNO), a biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, announced today certain preliminary unaudited financial and operational results for the three months ended June 30, 2025:

•

Soleno expects its net revenue from the sales of VYKATTM XR, for the three months ended June 30, 2025 to be between $31.0 million and $33.0 million. Soleno has determined net revenue for VYKATTM XR with specific assumptions for Medicare/Medicaid rebates, chargebacks, copay assistance, returns reserve and prompt pay discounts.

•	Soleno had approximately $293.8 million in cash, cash equivalents and marketable securities as of June 30, 2025.

•

Soleno received approximately 646 patient start forms from approximately 295 unique prescribers between March 26, 2025, the date of approval of its lead product candidate, VYKAT™ XR, and June 30, 2025.

•	Soleno continued to have approximately $50.0 million of debt outstanding under its loan and security agreement with Oxford Financing LLC and its affiliates as of June 30, 2025.

Soleno has not yet completed its financial close and review processes for the three months ended June 30, 2025. The review of Soleno’s financial statements for the three months ended June 30, 2025 is ongoing and could result in changes to the financial results estimated above. The estimates of Soleno’s net revenue, cash, cash equivalents and marketable securities, patient start forms, and unique prescribers, as of June 30, 2025 are preliminary, have not been audited, do not present all information necessary for an understanding of Soleno’s financial condition as of June 30, 2025, and are subject to change upon completion of Soleno’s financial statement closing procedures. The preliminary financial data included in the above has been prepared by, and is the responsibility of, Soleno’s management. Soleno’s independent registered public accounting firm has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company’s first commercial product, VYKATTM XR (diazoxide choline) extended-release tablets, formerly known as DCCR, is a once-daily oral treatment for hyperphagia in adults and children 4 years of age and older with Prader-Willi syndrome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements about Soleno’s expectations for its preliminary financial and operating results for the three months ended June 30, 2025, and all other statements that are not statements of historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or

“continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Soleno’s business, including those described in Soleno’s Annual Report on Form 10-K for the year ended December 31, 2024, Soleno’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2025, prior press releases and in other filings and reports filed with the SEC. The events and circumstances reflected in Soleno’s forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Soleno does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578

Media Contact:

media@soleno.life